INCOME FUND

TEN, LLC

PORTFOLIO OVERVIEW

FIRST QUARTER

2008

ICON Income Fund Ten, LLC

- First Quarter 2008 Portfolio Overview -

Dear Fellow Member of ICON Income Fund Ten, LLC:

We are pleased to present this Portfolio Overview for ICON Income Fund Ten, LLC (the “Fund”) for the first quarter of 2008.  References to “we”, “us” and “our” are references to the Fund, references to “ICON Capital” or the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $150,000,000 commencing with our initial offering on June 2, 2003 through the closing of the offering on April 5, 2005.

During the reporting period, we continued to operate in our operating period, during which time we continued to seek to acquire equipment subject to lease or structured financings secured primarily by equipment.  Cash generated from these investments facilitates distributions to our members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time equipment we own will be sold in the ordinary course of business.

Recent Significant Transactions

Transactions

•
You may recall that we owned 100% of ICON Containership III, LLC (“ICON Containership III”), which owned a container vessel, the ZIM Italia (“ZIM Italia”).  We are pleased to report that on March 31, 2008, we sold ICON Containership III to an unrelated third party for approximately $27,500,000.  The purchase price for ICON Containership III was comprised of a cash payment for ZIM Italia of approximately $16,930,000 and the assumption of approximately $10,906,000 of non-recourse indebtedness, secured by the ZIM Italia.  Our obligations under the loan agreement were satisfied in full with the transfer of the non-recourse debt and we realized proceeds from the sale of approximately $6,741,000.

•
On December 20, 2007, we, along with ICON Income Fund Eleven, LLC, an entity also managed by our Manager, formed ICON Global Crossing V, LLC, with interests of 45% and 55%, respectively, to purchase telecommunications equipment from various vendors for approximately $12,982,000 in cash.  This equipment is subject to a lease with Global Crossing Telecommunications, Inc. (“Global Crossing”).  The term of the lease is for 36 months and commenced on January 1, 2008.

Financing Facility

As you may recall from previous correspondence, we were committed to invest up to $5,000,000 in a $93,500,000 equipment financing facility with a consortium of other lenders and Solyndra, Inc. (“Solyndra”).  Solyndra is a privately held manufacturer of solar panels.

The financing facility was secured by the equipment as well as all other assets of Solyndra.  As of March 31, 2008, we had invested approximately $4,367,000 and had paid acquisition fees of approximately $131,000 to our Manager in relation to this agreement.  Included as part of the consideration in the transaction were warrants granting us the right to purchase 40,290 shares of Solyndra’s common stock at a purchase price of $4.96 per share.  The warrants expire on April 6, 2014.

The financing facility was originally set to expire on June 30, 2013.  On July 27, 2008, however, Solyndra repaid in full the outstanding note receivable and the entire facility was terminated.  We received approximately $4,437,000 in connection with the repayment, which consisted of principal and interest receivable as of such date.  The repayment does not affect the warrants held by us, and we retain our rights thereunder.

Portfolio Overview

Our equipment portfolio consists of investments that we have made directly as well as those that we have made with our affiliates.  In addition to the recent investments described above, our equipment portfolio currently consists primarily of the following investments:

•
Interests of 30.6% and 72.3% in two joint ventures that purchased telecommunications equipment subject to 48-month leases with Global Crossing.  We acquired our interests for approximately $7,695,000 and $10,044,000, respectively.  The leases are scheduled to expire on March 31, 2010 and October 31, 2010, respectively.

•
Hospital bedside entertainment and communication terminals subject to lease with Premier Telecom Contracts Limited (“Premier Telecom”).  The terminals are installed in several National Health Service hospitals throughout the United Kingdom.  Premier Telecom is one of four companies in the United Kingdom to receive the right to install and operate the equipment in hospitals, and it has the exclusive right to install and operate the equipment in thirteen hospitals.  We, through a wholly-owned entity, purchased the equipment for approximately $13,900,000 and the lease is scheduled to expire on December 31, 2012.

•
101 Noritsu digital mini photo development labs leased to Rite Aid Corporation.  The equipment is subject to leases that were scheduled to expire at various dates from November 2007 through September 2008.  The purchase price for the equipment was approximately $9,100,000.  The equipment subject to leases that have expired is currently being leased on a month-to-month extension.

•
A 74% interest in ICON GeicJV, a joint venture with an affiliate that purchased information technology equipment, such as Sun servers, HP servers, Dell desktop computers and Panasonic laptop computers, subject to a 36-month lease with Government Employees Insurance Company (“GEICO”), a wholly-owned subsidiary of Berkshire Hathaway Inc.  We contributed approximately $4,331,000 for the equipment that was purchased by the joint venture.  The lease expired on March 31, 2007 and GEICO and certain unaffiliated third parties each individually purchased some of the equipment.  GEICO continued to lease the remaining equipment on a month-to-month extension until June 2008.

•
Steering column production and assembly equipment subject to a lease with Anchor Tool & Die Co.  We purchased the equipment for approximately $2,817,000 and the lease is scheduled to expire on September 30, 2009.

•
Machining and metal working equipment subject to leases with MW Texas Die Casting, Inc. (“Texas Die”) and MW Monroe, Inc. (“Monroe”), wholly-owned subsidiaries of MW Universal, Inc.  We acquired the equipment for both leases for an aggregate purchase price of approximately $4,000,000.  Each of the leases commenced on January 1, 2008 and continues for a period of 60 months.

•	Four double box girder cranes leased to WPS, Inc. We acquired the cranes for approximately $894,000. The lease is scheduled to expire on March 31, 2009.

•
Refrigeration equipment subject to a lease with P.W. Supermarkets, Inc. (“PW Supermarkets”).  We purchased this equipment for approximately $723,000.  The lease was extended from July 2007 to July 2008.  On July 31, 2008, we transferred title to the equipment to PW Supermarkets in accordance with the lease.

•	Material handling equipment leased to Saturn Corporation. We acquired the equipment for approximately $594,000, and the lease is scheduled to expire on September 30, 2011.

•
Two 3,300 TEU (twenty-foot equivalent unit) container vessels, the M/V ZIM Korea and the M/V ZIM Canada, that are subject to bareboat charters with ZIM Integrated Shipping Services, Ltd.  The bareboat charters for the vessels are each scheduled to expire in June 2009.  The purchase price for the two vessels was approximately $70,700,000, comprised of approximately $18,400,000 in cash and approximately $52,300,000 of non-recourse debt.

•
A 49% interest in one Aframax 98,507 DWT (deadweight tons) product tanker – the Mayon Spirit.  We acquired its interest in the vessel through a joint venture with an affiliate.  The purchase price of the Mayon Spirit was approximately $40,250,000, comprised of approximately $15,312,000 in cash, paid in the form of a capital contribution to the joint venture, and a non-recourse note in the amount of approximately $24,938,000. Simultaneous with the purchase of the Mayon Spirit, the vessel was bareboat chartered back to an affiliate of Teekay Corporation (“Teekay”).  The 48-month bareboat charter with an affiliate of Teekay is scheduled to expire in July 2011.  We acquired our interest in the Mayon Spirit for approximately $7,548,000 in cash, including costs and expenses incurred in connection with the acquisition.

Unguaranteed Residual Interests

•
We entered into an agreement with Summit Asset Management Limited to acquire a 75% interest in the unguaranteed residual values of a portfolio of equipment on lease with various lessees in the United Kingdom for approximately $2,600,000.  The majority of the portfolio is comprised of information technology equipment, including laptops, desktops and printers.  All of the leases expire at various dates through August 2009.  For the quarter ended March 31, 2008, we realized proceeds from the sale of certain equipment of approximately $52,000.

•
We entered into an agreement with Key Finance Group, Ltd. to acquire a 100% interest in the unguaranteed residual values of technology equipment on lease with various United Kingdom lessees for approximately $782,000. All of the leases expire at various dates through March 2015.  For the quarter ended March 31, 2008, we realized a loss on the sale of certain equipment of approximately $29,000.

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing activities.  Such services include the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaise with and general supervision of lessees to assure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses and distributions.  We paid distributions to our Manager totaling $32,226 for the three months ended March 31, 2008.  Our Manager’s interest in our net income for the three months ended March 31, 2008 and 2007 was $74,787 and $2,763, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates for the three months ended March 31, 2008 and 2007, were as follows:

	2008	2007
Management fees (a)	$533,587	$588,360
Administrative expense reimbursements (a)	353,558	210,537

Total fees paid or accrued to the Manager or its affiliates	$887,145	$798,897

(a) Charged directly to operations.

We had a payable of $243,354 due to our Manager and affiliates at March 31, 2008.  The payable was comprised of $228,558 due to the Manager relating to administrative expense reimbursements and $14,796 owed to an affiliate for sales proceeds.  On April 29, 2008, we repaid $228,558 to our Manager.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated and we look forward to sharing continued successes.

Sincerely

ICON Capital Corp., Manager

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Balance Sheets

Assets

	March 31,
	2008	December 31,
	(unaudited)	2007
Current assets
Cash and cash equivalents	$19,041,527	$4,448,826
Current portion of net investment in finance leases	1,540,199	1,491,424
Restricted cash	246,184	600,802
Interest rate swap contracts	-	39,703
Other current assets	382,885	269,423

Total current assets	21,210,795	6,850,178

Non-current assets
Net investment in finance leases, less current portion	11,664,282	12,085,323
Leased equipment at cost, (less accumulated depreciation of
$48,653,814 and $58,125,917)	53,536,363	79,660,369
Equipment held for sale or lease, net	13,348	57,688
Note receivable on financing facility, net	4,252,390	4,087,568
Investments in joint ventures	18,015,385	18,691,374
Investments in unguaranteed residual values	942,006	1,071,031
Other non-current assets, net	247,991	405,217

Total non-current assets	88,671,765	116,058,570

Total Assets	$109,882,560	$122,908,748

Liabilities and Members' Equity

Current liabilities
Current portion of non-recourse long-term debt	$11,158,632	$16,327,680
Revolving line of credit, recourse	3,000,000	5,000,000
Interest rate swap contracts	192,190	-
Due to Manager and affiliates	243,354	171,268
Accrued expenses and other liabilities	476,901	334,133
Deferred revenue	30,025	32,985

Total current liabilities	15,101,102	21,866,066

Non-current liabilities
Non-recourse long-term debt, net of current portion	4,230,400	13,967,409

Total Liabilities	19,331,502	35,833,475

Minority Interest	2,755,639	2,970,200

Commitments and contingencies (Note 12)

Members' Equity
Manager	(439,483)	(482,044)
Additional Members	86,476,226	82,346,128
Accumulated other comprehensive income	1,758,676	2,240,989

Total Members' Equity	87,795,419	84,105,073

Total Liabilities and Members' Equity	$109,882,560	$122,908,748

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
	2008	2007
Revenue:
Rental income	$6,609,415	$7,438,286
Finance income	675,724	681,951
Income from investments in joint ventures	680,402	225,877
Net gain on sales of equipment and unguaranteed residual values	6,807,518	118,065
Interest and other income	99,682	89,687

Total revenue	14,872,741	8,553,866

Expenses:
Management fees - Manager	533,587	588,360
Administrative expense reimbursements - Manager	353,558	210,537
General and administrative	415,429	458,477
Interest	544,500	628,153
Depreciation and amortization	5,452,457	6,328,069

Total expenses	7,299,531	8,213,596

Income before minority interest	7,573,210	340,270

Minority interest	(94,470)	(64,003)

Net income	$7,478,740	$276,267

Net income allocable to:
Additional Members	$7,403,953	$273,504
Manager	74,787	2,763

	$7,478,740	$276,267

Weighted average number of additional
member shares outstanding	148,336	148,683

Net income per weighted average
additional member share outstanding	$49.91	$1.84

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statement of Changes in Members' Equity

				Accumulated
				Other	Total
	Additional	Additional		Comprehensive	Members'
	Member Shares	Members	Manager	Income	Equity
Balance, December 31, 2007	148,379	$82,346,128	$(482,044)	$2,240,989	$84,105,073
Net income		7,403,953	74,787		7,478,740
Change in valuation of interest
rate swap contracts				(462,780)	(462,780)
Foreign exchange translation adjustments				(19,533)	(19,533)
Comprehensive income					6,996,427
Additional member shares redeemed	(100)	(83,697)			(83,697)
Cash distributions to members	-	(3,190,158)	(32,226)	-	(3,222,384)

Period ended March 31, 2008 (unaudited)	148,279	$86,476,226	$(439,483)	$1,758,676	$87,795,419

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2008	2007
Cash flows from operating activities:
Net income	$7,478,740	$276,267
Adjustments to reconcile net income to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(4,392,725)	(4,392,000)
Finance income	(675,724)	(681,951)
Income from investments in joint ventures	(680,402)	(225,877)
Net gain on sales of equipment and unguaranteed residual values	(6,807,518)	(118,065)
Depreciation and amortization	5,452,457	6,328,069
Interest expense on non-recourse financing paid directly
to lenders by lessees	464,101	628,153
Minority interest	94,470	64,003
Distributions to/from minority interest holders and joint ventures	298,881	151,008
Changes in operating assets and liabilities:
Collection of minimum rents receivable	1,021,719	945,915
Restricted cash	18,566	-
Other assets, net	(111,073)	1,266,475
Due to Manager and affiliates	72,086	266
Accrued expenses and other liabilities	145,235	(103,132)
Deferred revenue	(20,587)	(304,852)

Net cash provided by operating activities	2,358,226	3,834,279

Cash flows from investing activities:
Proceeds from sales of equipment and unguaranteed residual values	17,190,436	547,470
Investment in financing facility	(164,822)	-
Distributions received from joint ventures, in excess of profits	729,503	771,628

Net cash provided by investing activities	17,755,117	1,319,098

Cash flows from financing activities:
Repayment of revolving line of credit	(2,000,000)	-
Cash distributions to members	(3,222,384)	(3,229,247)
Additional member shares redeemed	(83,697)	(59,612)
Distributions to minority interest holders in joint ventures	(214,561)	(336,615)

Net cash used in financing activities	(5,520,642)	(3,625,474)

Effects of exchange rates on cash and cash equivalents	-	(3,054)

Net increase in cash and cash equivalents	14,592,701	1,524,849
Cash and cash equivalents, beginning of the period	4,448,826	5,685,688

Cash and cash equivalents, end of the period	$19,041,527	$7,210,537
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse long term debt
directly to lenders by lessees	$4,392,725	$4,392,000
Transfer of leased equipment at cost to equipment held for
sale or lease, net	$7,889	$646,112
Sales proceeds received by an affiliate for sale of investments in
unguaranteed residual values	$-	$34,003
Transfer from investments in unguaranteed residual values to
leased equipment at cost	$1,935	$99,887
Transfer on non-recourse debt in connection with sale of subsidiary	$10,906,321	$-

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: P.O. Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.